Exhibit 99.2

Press Release

Contact:	Catherine J. Mathis, 212-556-1981; E-mail: mathis@nytimes.com
Paula Schwartz, 212-556-5224; E-mail: schwap@nytimes.com
This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY REPORTS DECEMBER AD REVENUE AND
VOLUME FOR ITS NEWSPAPER GROUP

NEW YORK, Jan. 27, 2004 – The New York Times Company announced today that advertising revenue for the Company’s Newspaper Group in December 2003 increased 6.1% compared with the results for the same month in 2002.

Excluding the results of the International Herald Tribune (IHT), which was acquired by the Company at the beginning of January 2003, advertising revenue for the Newspaper Group rose 4.2% in December 2003 compared with December 2002, when ad revenues rose 16.7%.

In December at the Newspaper Group, excluding the IHT, strength in national (up 5.6%) and retail (up 1.8%) advertising was partially offset by softer classified (down 0.7%) advertising.  Preprint revenue, which is mainly retail advertising, increased 12.4% in the month.  The decline in the Newspaper Group’s classified ad revenue in December was primarily due to softness in help-wanted (down 9.4%) and real estate (down 2.3%) advertising, offset in part by growth in automotive (up 6.6%) advertising.

For the fourth quarter, the Newspaper Group, excluding the IHT, had growth in high-rate national (up 4.1%) advertising, which was partially offset by softer retail (down 2.0%) and classified (down 2.3%) ad revenue.  Preprint revenue increased 6.7% in the quarter.  The decline in the Newspaper Group’s classified revenue in the fourth quarter was primarily due to softness in help-wanted (down 9.7%) and real estate (down 5.1%) advertising, offset in part by growth in automotive (up 6.8%) advertising.

Advertising results for December were as follows:

•      The New York Times

Advertising revenue for The New York Times, excluding the IHT, increased 5.7% for December 2003 compared with December 2002, when it rose 21.6%.  National advertising revenue increased due to strong growth in media, entertainment, financial, transportation/travel and telecommunications advertising.  Retail advertising revenue rose on growth in fashion/jewelry and department store advertising.  Classified advertising revenue decreased primarily due to softness in help-wanted (down 17.0%) and real estate (down 8.8%) advertising, offset in part by strength in automotive (up 8.0%) advertising.

•      New England Newspaper Group

Advertising revenue for the New England Newspaper Group increased 1.2% for December 2003 compared with December 2002, when it rose 17.8%.  National advertising revenue increased on strength in the financial and telecommunications categories, which offset softness in national automotive advertising.  Retail advertising revenue decreased primarily due to weakness in department store advertising.  Classified advertising revenue increased due to growth in automotive (up 12.3%), other classified (up 12.0%), real estate (up 5.5%) and help-wanted (up 1.2%) advertising.

•      Regional Newspaper Group

Advertising revenue for the Regional Newspaper Group increased 3.3% for December 2003 compared with December 2002.  National advertising revenue increased as a result of strength in telecommunications and national automotive advertising.  Preprint revenue rose due to gains from department store, drug store, food and electronic advertising.  Retail advertising revenue decreased primarily due to softness in the department store, drug store and electronics/appliance categories.  Classified advertising revenue was on a par with last year as strength in real estate (up 4.9%) advertising offset softness in help-wanted (down 2.3%) and automotive (down 0.9%) advertising.

The New York Times Company (NYSE: NYT), a leading media company with 2003 revenues of $3.2 billion, includes The New York Times, The International Herald Tribune, The Boston Globe, 16 other newspapers, eight network-affiliated television stations, two New York City radio stations and more than 40 Web sites, including NYTimes.com and Boston.com.  For the third consecutive year, the Company was ranked No. 1 in the publishing industry in Fortune’s 2002 list of America’s Most Admired Companies.  The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

# # #

Attachments:	December 2003 Advertising Revenue
December 2003 Advertising Volume

THE NEW YORK TIMES COMPANY

2003 ADVERTISING REVENUE (a)

DECEMBER AND FULL YEAR

Newspaper Group

Total Advertising Revenue

($ 000’s)

	December			Full Year
	2003	2002	% Change	2003	2002	% Change
The New York Times	$99,086	$93,736	+5.7	$1,105,097	$1,086,705	+1.7
New England Newspapers(b)	37,180	36,728	+1.2	448,443	441,193	+1.6
Regional Newspapers	27,374	26,509	+3.3	333,769	326,634	+2.2
Sub-Total	$163,640	$156,972	+4.2	$1,887,309	$1,854,532	+1.8
International Herald Tribune(c)	2,941	N/A	N/A	35,473	N/A	N/A
Total Newspaper Group	$166,581	$156,972	+6.1	$1,922,782	$1,854,532	+3.7

(a) Numbers may not add due to rounding.

(b) The Boston Globe and the Worcester Telegram & Gazette.

(c) On January 1, 2003, the Times Company, which had owned 50% of the IHT, became its sole owner.  Prior to that time, the Company’s partial ownership interest was reflected in the joint venture line of the Company’s income statement.  Beginning in 2003, advertising revenue of the IHT is included in the results of the Newspaper Group.  Based on full-year 2002 unaudited financial statements, IHT total revenues were approximately $80 million, about half of which were advertising revenue.

THE NEW YORK TIMES COMPANY

2003 ADVERTISING REVENUE (a)

FOURTH QUARTER

Newspaper Group

Total Advertising Revenue

($ 000’s)

	Fourth Quarter
	2003	2002	% Change
The New York Times	$315,988	$311,361	+1.5
New England Newspapers(b)	123,258	120,794	+2.0
Regional Newspapers	89,670	87,165	+2.9
Sub-Total	$528,916	$519,320	+1.8
International Herald Tribune(c)	11,381	N/A	N/A
Total Newspaper Group	$540,297	$519,320	+4.0

(a)  Numbers may not add due to rounding.

(b)  The Boston Globe and the Worcester Telegram & Gazette.

(c)  On January 1, 2003, the Times Company, which had owned 50% of the IHT, became its sole owner.  Prior to that time, the Company’s partial ownership interest was reflected in the joint venture line of the Company’s income statement.  Beginning in 2003, advertising revenue of the IHT is included in the results of the Newspaper Group.  Based on full-year 2002 unaudited financial statements, IHT total revenues were approximately $80 million, about half of which were advertising revenue.

THE NEW YORK TIMES COMPANY

2003 ADVERTISING VOLUME(1)

(Inches in thousands, Preprints in thousands of copies)

DECEMBER AND FULL YEAR

The New York Times(2)

	December			Full Year
	2003	2002	% Change	2003	2002	% Change
Retail	61.5	55.6	+10.6	411.2	434.4	-5.3
National	127.5	125.3	+1.8	1,334.4	1,346.3	-0.9
Classified	38.5	43.1	-10.5	629.7	692.l	-9.0
Total ROP	227.6	224.0	+1.6	2,375.3	2,472.8	-3.9

Part Run/Zoned	85.1	71.8	+18.6	839.7	869.4	-3.4
Total	312.7	295.7	+5.7	3,214.9	3,342.2	-3.8

Preprints	68,650	54,877	+25.1	546,359	545,723	+0.1

New England Newspaper Group(3)

	December			Full Year
	2003	2002	% Change	2003	2002	% Change
Retail	90.8	103.4	-12.1	783.0	859.7	-8.9
National	59.5	62.7	-5.0	734.5	784.6	-6.4
Classified	99.5	99.9	-0.4	1,561.2	1,593.1	-2.0
Total ROP	249.9	266.0	-6.1	3,078.7	3,237.5	-4.9

Part Run/Zoned	101.3	86.1	+17.7	1,284.0	1,117.8	+14.9
Total	351.2	352.0	-0.2	4,362.7	4,355.2	+0.2

Preprints	110,110	110,848	-0.7	1,090,204	1,033,347	+5.5

Regional Newspaper Group

	December			Full Year
	2003	2002	% Change	2003	2002	% Change
Retail	468.9	500.5	-6.3	5,423.2	5,701.4	-4.9
National	27.5	19.2	+43.1	331.7	245.0	+35.4
Classified	512.0	527.4	-2.9	7,275.6	7,189.7	+1.2
Legal	22.6	22.5	+0.4	399.3	414.4	-3.7
Total	1,030.9	1,069.6	-3.6	13,429.8	13,550.5	-0.9

Preprints	117,281	110,595	+6.0	1,215,457	1,148,709	+5.8

International Herald Tribune (IHT) (4):  For December, linage was 8,935 inches and for the YTD, linage was 119,101 inches.

THE NEW YORK TIMES COMPANY

2003 ADVERTISING VOLUME(1)

(Inches in thousands, Preprints in thousands of copies)

FOURTH QUARTER

The New York Times(2)

	Fourth Quarter
	2003	2002	% Change
Retail	145.1	145.2	0.0
National	402.2	397.7	+1.1
Classified	147.6	167.3	-11.8
Total ROP	694.9	710.2	-2.1

Part Run/Zoned	242.6	241.1	+0.6
Total	937.5	951.2	-1.4

Preprints	191,332	174,273	+9.8

New England Newspaper Group(3)

	Fourth Quarter
	2003	2002	% Change
Retail	247.2	277.7	-11.0
National	203.2	209.5	-3.0
Classified	376.5	380.1	-0.9
Total ROP	826.9	867.3	-4.7

Part Run/Zoned	350.4	316.8	+10.6
Total	1,177.2	1,184.1	-0.6

Preprints	329,995	327,111	+0.9

Regional Newspaper Group

	Fourth Quarter
	2003	2002	% Change
Retail	1,489.9	1,571.7	-5.2
National	95.2	71.4	+33.3
Classified	1,784.0	1,782.1	+0.1
Legal	93.1	87.2	+6.8
Total	3,462.1	3,512.4	-1.4

Preprints	355,615	347,562	+2.3

International Herald Tribune (IHT)(4):  For the fourth quarter, linage was 36,224 inches.

Footnotes:

(1)          Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit.  Numbers may not add due to rounding.

(2)          The New York Times sells advertising by category.  It defines Retail, National and Classified as follows:

Retail - Coupon Advertising, Department Stores, Fashion/Jewelry Stores, Fine Arts, Home Furnishings Stores, Mass Market Stores and Restaurants

National - Advocacy, Alcoholic Beverages, American Fashion, Banking, Books, Corporate, Cosmetics, Direct Response, Education, Entertainment, Financial, Healthcare/Pharmaceuticals, Home Furnishing Manufacturers, Hotels/Resorts, International Country Advertorial, International Fashion, Live Entertainment, Media, Packaged Goods, Technology Products, Telecommunications and Transportation/Travel

Classified - Automotive, Help Wanted, Real Estate and General

Zoned - The New York Times also offers advertisers multiple zoned buying options primarily in its New York metropolitan market.  This includes Retail, National or Classified advertising that is purchased by zip code or by a defined geographic area (Connecticut/Westchester, Long Island, Manhattan or New Jersey).

(3)          The Boston Globe and the Worcester Telegram & Gazette.

(4)          On January 1, 2003, The New York Times Company, which had owned 50% of the IHT, became its sole owner.  Prior to that time, the Company’s partial ownership interest was reflected in the joint venture line of the Company’s income statement.  Beginning in 2003, advertising revenue of the IHT is included in the results of the Newspaper Group.  Based on full-year 2002 unaudited financial statements, IHT total revenues were approximately $80 million, about half of which were advertising revenue.